Exhibit 99.1

Flywire Reports Fourth Quarter and Fiscal-Year 2025 Financial Results

Fourth Quarter Revenue Increased 34.0% Year-over-Year

Fourth Quarter Revenue Less Ancillary Services Increased 35.3% Year-over-Year

Company Provides First Quarter and Fiscal-Year 2026 Outlook

Boston, MA – February 24, 2025: Flywire Corporation (Nasdaq: FLYW) (“Flywire” or the “Company”), a global payments enablement and software company, today reported financial results for its fourth quarter and fiscal-year ended December 31, 2025.

“Flywire delivered a strong fourth quarter, further validating the strength of our model and execution,” said Mike Massaro, Flywire’s CEO. “We have built a disciplined playbook that allows us to consistently win new enterprise clients, embed deeply within their workflows, and expand the value we deliver over time. That model is underpinned by structural efficiency gains that fuel faster innovation and product development. As a result, we are driving durable top-line growth, expanding margins, and increasing free cash flow — positioning us with strong confidence as we enter 2026.”

Fourth Quarter 2025 Financial Highlights:

GAAP Results

•

Revenue increased 34.0% to $157.5 million in the Fourth quarter of 2025, compared to $117.6 million in the Fourth quarter of 2024. Sertifi contributed $14.2 million in revenue in the Fourth quarter of 2025, adding 12 points of revenue growth year over year.

•

Gross Profit increased to $90.7 million, resulting in Gross Margin of 57.6%, for the Fourth quarter of 2025, compared to Gross Profit of $74.3 million and Gross Margin of 63.2% in the Fourth quarter of 2024.

•	Net income was near break-even in the Fourth quarter of 2025, compared to net loss of ($15.9) million in the Fourth quarter of 2024.

Key Operating Metrics and Non-GAAP Results

•

Total Payment Volume increased 35.6% to $9.3 billion in the Fourth quarter of 2025, compared to $6.9 billion in the Fourth quarter of 2024. Excluding Sertifi, Total Payment Volume increased 31.0% to $9.0 billion in the Fourth quarter of 2025, compared to $6.9 billion in the Fourth quarter of 2024.

•

Revenue Less Ancillary Services increased 35.3% to $152.7 million in the Fourth quarter of 2025, compared to $112.8 million in the Fourth quarter of 2024. On an FX-neutral basis, Revenue Less Ancillary Services increased 32.6% year-over-year. Excluding Sertifi, Revenue Less Ancillary Services increased 22.8% year over year to $138.6 million or 20.1% year over year on an FX-Neutral basis in the Fourth quarter of 2025.

•

Adjusted Gross Profit increased to $93.7 million, up 23.9% compared to $75.6 million in the Fourth quarter of 2024. Adjusted Gross Margin was 61.3% in the Fourth quarter of 2025 compared to 67.0% in the Fourth quarter of 2024.

•

Adjusted EBITDA increased to $25.4 million in the Fourth quarter of 2025, compared to $16.7 million in the Fourth quarter of 2024. Our Adjusted EBITDA margin increased by approximately 190 bps year-over-year to 16.6% in the Fourth quarter of 2025.

•

Repurchased approximately 0.7 million shares of our common stock for approximately $10.0 million (excluding commissions), with approximately $182 million remaining in the share repurchase program as of the end of the Fourth quarter 2025.

•	Paid down the remaining $15 million of debt borrowed to fund the Sertifi-acquisition.

Key Business Performance highlights:

Commercial Highlights

•

Enterprise Transformation via SFS: Leveraged our Student Financial Software (SFS) solution as a high-value entry point as institutions increasingly commit to full-suite software over standalone payment processing.

•

High-Velocity ARR Growth: Achieved over 35% growth in 2025 projected ARR from new signings (normalized to exclude healthcare payment processing contracts), underpinned by a robust 35% YoY increase in new sales pipeline generation.

•

Client Wins & Retention: Secured approximately 750 new customer wins across 52 countries, while maintaining elite-tier retention with sub-1% revenue churn across our core Education and Travel verticals.

•	Upmarket Enterprise Mix: Optimized the quality of our revenue streams, with 80% of Education and 70% of Travel revenue now derived from large-scale enterprise[1] institutions.

[1]	Enterprise clients are defined as clients that generated over USD 100,000 in LTM revenue (spot USD-translated)

Product & Partner Highlights

•

Strengthened our EDU market position and increased platform stickiness by achieving “Workday Certified” status for Global Payments and SFS, validating our integrations as enterprise-grade and removing technical barriers to close.

•

Strengthened global payment network with addition of stablecoin (digital currency) capabilities and expanded our partnership with TenPay to integrate WeChat Pay for Chinese Students in South Korea and Malaysia

•	Integrating with Oracle Fusion to unlock new growth in the UK education market

Leadership & Organization Highlights

•

Strengthened Executive team with several key appointments designed to drive strategic growth and commercial excellence, including newly-formed Chief Commercial Officer and Chief Product Officer positions.

•

Appointed Patrick Blanc (former Visa Value-Added Services CTO and PayPal GM) as CTO, bringing a track record of scaling global payments infrastructure and large-scale architectural transformation to Flywire.

Guidance

“For 2026, we are guiding to revenue less ancillary services growth of 15% to 21% on a FX neutral basis, alongside 150 to 350 basis points of adjusted EBITDA margin expansion,” said Flywire’s CFO, Cosmin Pitigoi. “This outlook reflects continued durable demand across our verticals, disciplined cost management, and the structural operating leverage embedded in our platform. We are maintaining a prudent, data-driven approach given the broader macro environment.”

Based on information available as of February 24, 2026, Flywire anticipates the following results for the first quarter and fiscal-year 2026*.

Fiscal Year 2026
FX-Neutral Revenue Less Ancillary Services Growth	15-21% YoY
Adjusted EBITDA Margin Growth	+150-350 bps YoY

First Quarter 2026
FX-Neutral Revenue Less Ancillary Services Growth	26-30% YoY
Adjusted EBITDA Margin Growth	+100-350 bps YoY

*

Flywire has not provided a quantitative reconciliation of forecasted FX-Neutral Revenue Less Ancillary Services Growth to forecasted GAAP Revenue Growth or forecasted Adjusted EBITDA Margin Growth to forecasted GAAP Net Income Margin Growth or to forecasted GAAP net income (loss) before income taxes within this earnings release because Flywire is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, income taxes, which are directly impacted by unpredictable fluctuations in the market price of Flywire’s stock and foreign currency exchange rates.

These statements are forward-looking, and actual results may differ materially. Refer to the “Safe Harbor Statement” below for information on the factors that could cause Flywire’s actual results to differ materially from these forward-looking statements.

Conference Call

The Company will host a conference call to discuss fourth quarter and fiscal-year 2025 financial results today at 5:00 pm ET. Hosting the call will be Mike Massaro, CEO, Rob Orgel, President and COO, and Cosmin Pitigoi, CFO. The conference call can be accessed live via webcast from the Company’s investor relations website at https://ir.flywire.com/. A replay will be available on the investor relations website following the call.

Note Regarding Share Repurchase Program

Repurchases under the Company’s share repurchase program (the Repurchase Program) may be made from time to time through open market purchases, in privately negotiated transactions or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in accordance with applicable securities laws and other restrictions, including Rule 10b-18. The timing, value and number of shares repurchased will be determined by the Company in its discretion and will be based on various factors, including an evaluation of current and future capital needs, current and forecasted cash flows, the

Company’s capital structure, cost of capital and prevailing stock prices, general market and economic conditions, applicable legal requirements, and compliance with covenants in the Company’s credit facility that may limit share repurchases based on defined leverage ratios. The Repurchase Program does not obligate the Company to purchase a specific number of, or any, shares. The Repurchase Program does not expire and may be modified, suspended, or terminated at any time without notice at the Company’s discretion.

Key Operating Metrics and Non-GAAP Financial Measures

Flywire uses non-GAAP financial measures to supplement financial information presented on a GAAP basis. The Company believes that excluding certain items from its GAAP results allows management to better understand its consolidated financial performance from period to period and better project its future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, Flywire believes these non-GAAP financial measures provide its stakeholders with useful information to help them evaluate the Company’s operating results by facilitating an enhanced understanding of the Company’s operating performance and enabling them to make more meaningful period-to-period comparisons. There are limitations to the use of the non-GAAP financial measures presented here. Flywire’s non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in Flywire’s industry, may calculate non-GAAP financial measures differently, limiting the usefulness of those measures for comparative purposes.

Flywire uses supplemental measures of its performance, which are derived from its consolidated financial information, but which are not presented in its consolidated financial statements prepared in accordance with GAAP. These non-GAAP financial measures include the following:

•

Revenue Less Ancillary Services. Revenue Less Ancillary Services represents the Company’s consolidated revenue in accordance with GAAP less (i) pass-through cost for printing and mailing services and (ii) marketing fees. The Company excludes these amounts to arrive at this supplemental non-GAAP financial measure as it views these services as ancillary to the primary services it provides to its clients.

•

Adjusted Gross Profit and Adjusted Gross Margin. Adjusted gross profit represents Revenue Less Ancillary Services less cost of revenue adjusted to (i) exclude pass-through cost for printing services, (ii) offset marketing fees against costs incurred and (iii) exclude depreciation and amortization, including accelerated amortization on the impairment of customer set-up costs tied to technology integration, if applicable. Adjusted Gross Margin represents Adjusted Gross Profit divided by Revenue Less Ancillary Services. Management believes this presentation supplements the GAAP presentation of Gross Profit and Gross Margin with a useful measure of the gross profit and gross margin of the Company’s payment processing-related services, which are the primary services it provides to its clients.

•

Adjusted EBITDA. EBITDA represents our consolidated net income (loss) in accordance with GAAP adjusted to exclude (i) interest expense, (ii) interest income, (iii) provision for (benefit from) income taxes and (iv) depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted by excluding (a) stock-based compensation expense and related payroll taxes, (b) the impact from the change in fair value measurement for contingent consideration associated with acquisitions,(c) gain (loss) from the remeasurement of foreign currency, (d) indirect taxes related to intercompany activity, (e) acquisition related transaction costs, (f) employee retention costs, such as incentive compensation, associated with acquisition activities, (g) restructuring costs, and (h) gain (loss) from investments. Management believes that the exclusion of these amounts to calculate Adjusted EBITDA provides useful measures for period-to-period comparisons of the Company’s business.

•

Adjusted EBITDA Margin - Adjusted EBITDA Margin represents Adjusted EBITDA divided by Revenue Less Ancillary Services. Management believes this presentation supplements the GAAP presentation of gross margin with a useful measure of the gross margin of the Company’s payment-related services, which are the primary services it provides to its clients.

•

FX Neutral Revenue Less Ancillary Services. FX Neutral Revenue Less Ancillary Services represents Revenue Less Ancillary Services adjusted to show presentation on a FX Neutral basis. The FX Neutral information presented is calculated by translating current-period results using prior-period weighted average foreign currency exchange rates. Flywire analyzes Revenue Less Ancillary Services on an FX Neutral basis to provide a comparable framework for assessing how the business performed, excluding the effect of foreign currency fluctuations.

•

Non-GAAP Operating Expenses - Non-GAAP Operating Expenses represents GAAP Operating Expenses adjusted by excluding (i) stock-based compensation expense and related payroll taxes, (ii) depreciation and amortization, (iii) acquisition related transaction costs, if applicable, (iv) employee retention costs, such as incentive compensation, associated with acquisition activities, (v) the impact from the change in fair value measurement for contingent consideration associated with acquisitions and (vi) restructuring costs.

•

FX Neutral Revenue Less Ancillary Services and Adjusted EBITDA, excluding Sertifi - FX Neutral Revenue Less Ancillary Services and Adjusted EBITDA, excluding Sertifi, represents FX Neutral Revenue Less Ancillary Services and Adjusted EBITDA, respectively, adjusted by excluding the contributions from Sertifi. Flywire believes these measures are useful in understanding the ongoing results of our operations.

These non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for the Company’s revenue, gross profit, gross margin, operating expenses or net income (loss), prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure are presented below. Flywire encourages you to review these reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, Flywire may exclude such items and may incur income and expenses similar to these excluded items.

Flywire has not provided a quantitative reconciliation of forecasted FX-Neutral Revenue Less Ancillary Services Growth to forecasted GAAP Revenue Growth or forecasted Adjusted EBITDA Margin Growth to forecasted GAAP Net Income Margin Growth or to forecasted GAAP net income (loss) before income taxes within this earnings release because it is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, income taxes, which are directly impacted by unpredictable fluctuations in the market price of Flywire’s stock and foreign currency exchange rates. For figures in this press release reported on an “FX-Neutral basis,” Flywire calculates the year-over-year impact of foreign currency movements using prior period weighted average foreign currency exchange rates.

About Flywire

Flywire is a global payments enablement and software company. We combine our proprietary global payments network, next-gen payments platform and vertical-specific software to deliver the most important and complex payments for our clients and their customers.

Flywire leverages its vertical-specific software and payments technology to deeply embed within the existing A/R workflows for its clients across the education, healthcare, and travel vertical markets, as well as in key B2B industries. Flywire also integrates with leading ERP systems, such as NetSuite, so organizations can optimize the payment experience for their customers while eliminating operational challenges.

Flywire supports approximately 5,000** clients with diverse payment methods in more than 140 currencies across more than 240 countries and territories around the world. Flywire is headquartered in Boston, MA, USA, with global offices. For more information, visit www.flywire.com. Follow Flywire on X (formerly known as Twitter), LinkedIn and Facebook.

**	Excludes clients from Flywire’s Invoiced and Sertifi acquisitions

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Flywire’s future operating results and financial position, Flywire’s business strategy and plans, market growth, and Flywire’s objectives for future operations. Flywire intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. Important factors that could cause actual results to differ materially from those reflected in Flywire’s forward-looking statements include, among others, Flywire’s future financial performance, including its expectations regarding FX Neutral Revenue Less Ancillary Services growth, Adjusted EBITDA margin growth and foreign exchange rates. Risks that may cause actual results to differ materially from these forward looking statements include, but are not limited to: Flywire’s ability to execute its business plan and effectively manage its growth; Flywire’s cross-border expansion plans and ability to expand internationally; anticipated trends, growth rates, and challenges in Flywire’s business and in the markets in which Flywire operates; the sufficiency of Flywire’s cash and cash equivalents to meet its liquidity needs; political, economic, foreign currency exchange rate, inflation, legal, social and health risks, that may affect Flywire’s business or the global economy; Flywire’s beliefs and objectives for future operations, including growth in revenue and gross profit, expansion of margins, and increases in free cash flow; Flywire’s ability to develop and protect its brand; Flywire’s ability to maintain and grow the payment volume that it processes; Flywire’s ability to further attract, retain, and expand its client base; Flywire’s ability to develop new solutions and services and bring them to market in a timely manner; Flywire’s expectations concerning relationships with third parties, including financial institutions and strategic partners; the effects of increased competition in Flywire’s markets and its ability to compete effectively; recent and future acquisitions or investments in complementary companies, products, services, or technologies; Flywire’s ability to enter new client verticals, including its relatively new business-to-business sector; Flywire’s expectations regarding anticipated technology needs and developments and its ability to address those needs and developments with its solutions; Flywire’s expectations regarding its ability to meet existing performance obligations and maintain the operability of its solutions; Flywire’s expectations regarding the effects of existing and developing laws and regulations, including with respect to payments and financial services, taxation, privacy and data protection; Flywire’s ability to adapt its business to changes in government policy regarding tariffs and immigration; economic and industry trends, including the risk of a global recession, projected growth, or trend analysis; the effects of global events and geopolitical conflicts, including without limitation U.S. policy towards Venezuela or Greenland and the recent hostilities in Ukraine and involving Israel, Hamas and Iran; Flywire’s ability to adapt to recommended or implemented U.S. policy changes, in particular those that impact higher education, the desire for foreign students to study in the U.S., immigration and visa policy, and changes to regulatory agencies and depth of enforcement of regulations; Flywire’s ability to adapt to changes in U.S. federal income or other tax laws or the interpretation of tax laws, including the Inflation Reduction Act of 2022; and The One Big Beautiful Bill Act of 2025; Flywire’s ability to attract and retain qualified employees; Flywire’s ability to maintain, protect, and enhance its intellectual property; Flywire’s ability to maintain the security and availability of its solutions; the increased expenses associated with being a public company; the future market price of Flywire’s common stock; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Flywire’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at https://www.sec.gov/. Additional factors may be described in those sections of Flywire’s Annual Report on Form 10-K for the year ended December 31, 2025, expected to be filed in the first quarter of 2026. The information in this release is provided only as of the date of this release, and Flywire undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contacts

Investor Relations:

Masha Kahn

ir@Flywire.com

Media:

Sarah King

Media@Flywire.com

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited) (Amounts in thousands, except share and per share amount)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue	$157,544	$117,550	$623,025	$492,144
Costs and operating expenses:
Payment processing services costs	63,592	41,384	240,360	177,490
Technology and development	18,540	17,370	70,207	66,636
Selling and marketing	40,134	33,353	156,991	129,435
General and administrative	36,243	31,218	135,482	125,838
Restructuring	—	—	8,690	—

Total costs and operating expenses	158,509	123,325	611,730	499,399

Income (loss) from operations	$(965)	$(5,775)	$11,295	$(7,255)

Other income (expense):
Interest expense	(540)	(135)	(3,526)	(538)
Interest income	848	4,872	5,640	21,440
Gain (loss) from remeasurement of foreign currency	968	(13,866)	7,865	(11,787)
Gain on available-for-sale debt securities	—	—	166	—

Total other income (expense), net	1,276	(9,129)	10,145	9,115

Income (loss) before income taxes	$311	$(14,904)	$21,440	$1,860
Provision for (benefit from) income taxes	278	995	7,943	(1,040)

Net income (loss)	33	(15,899)	13,497	2,900
Foreign currency translation adjustment	(2,708)	(7,330)	4,707	(3,594)
Unrealized (losses) gains on available-for-sale debt securities, net of taxes	(8)	(441)	(153)	208

Total other comprehensive income (loss)	$(2,716)	$(7,771)	$4,554	$(3,386)

Comprehensive income (loss)	$(2,683)	$(23,670)	$18,051	$(486)

Net income (loss) attributable to common stockholders - basic and diluted	$33	$(15,899)	$13,497	$2,900
Net income (loss) per share attributable to common stockholders - basic	$0.00	$(0.13)	$0.11	$0.02
Net income (loss) per share attributable to common stockholders - diluted	$0.00	$(0.12)	$0.11	$0.02
Weighted average common shares outstanding - basic	122,001,958	124,463,252	122,377,814	124,269,820
Weighted average common shares outstanding - diluted	128,288,795	128,924,166	127,747,476	129,339,462

Consolidated Balance Sheets

(Unaudited) (Amounts in thousands, except par value per share and share amounts)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$330,303	$495,242
Short-term investments	24,692	115,848
Accounts receivable, net	34,776	23,703
Unbilled receivables, net	20,522	15,453
Funds receivable from payment partners	155,455	90,110
Prepaid expenses and other current assets	36,540	22,528

Total current assets	602,288	762,884
Long-term investments	—	50,125
Property and equipment, net	22,125	17,160
Intangible assets, net	189,050	118,684
Goodwill	406,507	149,558
Other assets	33,343	24,035

Total assets	$1,253,313	$1,122,446

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,298	$15,353
Funds payable to clients	310,799	217,788
Accrued expenses and other current liabilities	55,715	49,297
Deferred revenue	19,951	7,337

Total current liabilities	401,763	289,775
Deferred tax liabilities	12,900	12,643
Other liabilities	3,479	5,261

Total liabilities	418,142	307,679

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, none issued and outstanding as of December 31, 2025 and December 31, 2024	—	—
Voting common stock, $0.0001 par value; 2,000,000,000 shares authorized, 130,335,519 shares issued and 120,086,090 shares outstanding as of December 31, 2025; 126,853,852 shares issued and 122,182,878 shares outstanding as of December 31, 2024	13	13
Non-voting common stock, $0.0001 par value; 10,000,000 shares authorized, 1,873,320 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	—	—
Treasury voting common stock, at cost; 10,249,429 and 4,670,974 shares as of December 31, 2025 and December 31, 2024, respectively	(118,636)	(46,268)
Additional paid-in capital	1,108,679	1,033,958
Accumulated other comprehensive income (loss)	2,488	(2,066)
Accumulated deficit	(157,373)	(170,870)

Total stockholders’ equity	835,171	814,767

Total liabilities and stockholders’ equity	$1,253,313	$1,122,446

Consolidated Statement of Cash Flows

(Unaudited) (Amounts in thousands)

	Twelve Months Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$13,497	$2,900
Adjustments to reconcile net income to net cash provided by operating activities:
Unrealized (gain) loss on remeasurement of foreign currency	(11,939)	11,573
Depreciation and amortization	26,058	17,363
Stock-based compensation expense	71,777	64,933
Amortization of deferred contract costs	1,664	972
Change in fair value of contingent consideration	(1,901)	(978)
Deferred tax (benefit) provision	(1,365)	(8,794)
Change in provision for uncollectible accounts	2,361	(83)
Non-cash interest income	—	(1,435)
Amortization of debt issuance costs	271	230
Net accretion of discounts and amortization of premiums on investments	(607)	(1,807)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(6,813)	(5,226)
Unbilled receivables	(4,462)	(4,841)
Funds receivable from payment partners	(63,716)	23,335
Prepaid expenses, other current assets and other assets	(17,722)	(5,071)
Funds payable to clients	91,838	7,361
Accounts payable, accrued expenses and other current liabilities	4,725	168
Contingent consideration	(475)	(93)
Other liabilities	(676)	(1,447)
Deferred revenue	(2,340)	(391)

Net cash provided by operating activities	100,175	98,669

Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(324,921)	(45,230)
Purchase of short-term and long-term investments	(16,093)	(192,120)
Proceeds from the maturity and sale of short-term and long-term investments	156,637	29,598
Capitalization of internally developed software	(8,506)	(5,317)
Purchases of property and equipment	(1,350)	(924)

Net cash used in investing activities	(194,233)	(213,993)

Cash flows from financing activities:
Proceeds from issuance of revolving credit facility	125,000	—
Payment of revolving credit facility	(125,000)	—
Payment of debt issuance costs	(758)	(783)
Contingent consideration paid for acquisitions	(3,738)	(1,032)
Payments of tax withholdings for net settled equity awards	(4,214)	(797)
Common stock repurchased	(74,333)	(43,740)
Proceeds from the issuance of stock under Employee Stock Purchase Plan	3,338	3,108
Proceeds from exercise of stock options	2,303	5,613
Deferred acquisition payment	(1,000)	—

Net cash used in financing activities	(78,402)	(37,631)

Effect of exchange rates changes on cash and cash equivalents	7,521	(6,411)

Net change in cash and cash equivalents	(164,939)	(159,366)
Cash and cash equivalents, beginning of period	495,242	654,608

Cash and cash equivalents, end of period	$330,303	$495,242

*	Flywire has revised the twelve months ended December 31, 2024 Consolidated Statements of Cash Flows to correct classification errors identified during the preparation of our current form 10-K.

Reconciliation of Non-GAAP Financial Measures

(Unaudited) (Amounts in millions, except percentages)

Revenue Less Ancillary Services, Adjusted Gross Profit, and Adjusted Gross Margin

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue	$157.5	$117.6	$623.0	$492.1
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	(4.4)	(4.5)	(17.6)	(15.9)
Marketing fees	(0.4)	(0.3)	(2.4)	(2.0)

Revenue Less Ancillary Services	152.7	112.8	603.1	474.2

Payment processing services costs	63.6	41.4	240.4	177.5
Hosting and amortization costs within technology and development expenses	3.3	1.9	11.6	7.7

Cost of Revenue	66.8	43.3	252.0	185.2

Adjusted to:
Exclude printing and mailing costs	(4.4)	(4.5)	(17.6)	(15.9)
Offset marketing fees against related costs	(0.4)	(0.3)	(2.4)	(2.0)
Exclude depreciation and amortization	(3.0)	(1.3)	(10.5)	(5.9)

Adjusted Cost of Revenue	$59.1	$37.2	$221.5	$161.4
Gross Profit	$90.7	$74.3	$371.1	$306.9
Gross Margin	57.6%	63.2%	59.6%	62.4%

Adjusted Gross Profit	$93.7	$75.6	$381.6	$312.8
Adjusted Gross Margin	61.3%	67.0%	63.3%	66.0%

Revenue Less Ancillary Services Disaggregated by Revenue Type

(Unaudited) (in millions)

	Three Months Ended December 31, 2025			Twelve Months Ended December 31, 2025
	Transaction	Platform and other revenues	Revenue	Transaction	Platform and other revenues	Revenue
Revenue	$126.5	$31.0	$157.5	$502.7	$120.4	$623.0
Adjusted to exclude gross up for:
Pass-through cost for printing and mailing	—	(4.4)	(4.4)	—	(17.6)	(17.6)
Marketing fees	(0.4)	—	(0.4)	(2.4)	—	(2.4)

Revenue Less Ancillary Services	$126.0	$26.7	$152.7	$500.3	$102.7	$603.1

Percentage of Revenue	80.3%	19.7%	100.0%	80.7%	19.3%	100.0%
Percentage of Revenue Less Ancillary Services	82.5%	17.5%	100.0%	83.0%	17.0%	100.0%

	Three Months Ended December 31, 2024			Twelve Months Ended December 31, 2024
	Transaction	Platform and other revenues	Revenue	Transaction	Platform and other revenues	Revenue
Revenue	$95.3	$22.3	$117.6	$410.2	$81.9	$492.1
Adjusted to exclude gross up for:
Pass-through cost for printing	—	(4.5)	(4.5)	—	(15.9)	(15.9)
Marketing fees	(0.3)	—	(0.3)	(2.0)	—	(2.0)

Revenue Less Ancillary Services	$95.0	$17.8	$112.8	$408.2	$66.0	$474.2

Percentage of Revenue	81.0%	19.0%	100.0%	83.4%	16.6%	100.0%
Percentage of Revenue Less Ancillary Services	84.2%	15.8%	100.0%	86.1%	13.9%	100.0%

FX Neutral Revenue Less Ancillary Services

(Unaudited) (in millions)

	Three Months Ended December 31,		Growth Rate	Twelve Months Ended December 31,		Growth Rate
	2025	2024		2025	2024
Revenue	$157.5	$117.6	34%	$623.0	$492.1	22%
Ancillary services	(4.8)	(4.8)		(20.0)	(17.9)

Revenue Less Ancillary Services	152.7	112.8	35%	603.1	474.2	24%
Effects of foreign currency rate fluctuations	(3.1)	—		(6.6)	—

FX Neutral Revenue Less Ancillary Services	$149.6	$112.8	33%	$596.5	$474.2	24%

Sertifi Revenue	(14.2)	—		(44.1)	—

Revenue Less Ancillary Services excluding Sertifi	138.6	112.8	23%	559.0	474.2	18%

FX Neutral Revenue Less Ancillary Services	$135.5	$112.8	20%	$552.4	$474.2	16%

Reconciliation of Non-GAAP Operating Expenses

(Unaudited) (in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
GAAP Technology and development	$18.5	$17.4	$70.2	$66.6
(-) Stock-based compensation expense and related taxes	(3.5)	(3.1)	(13.4)	(11.8)
(-) Depreciation and amortization	(1.8)	(2.1)	(6.7)	(7.4)

Non-GAAP Technology and development	$13.2	$12.2	$50.1	$47.4

GAAP Selling and marketing	$40.1	$33.4	$157.0	$129.4
(-) Stock-based compensation expense and related taxes	(5.3)	(4.8)	(19.8)	(18.3)
(-) Depreciation and amortization	(4.4)	(2.2)	(16.3)	(8.2)
(-) Acquisition related employee retention costs	0.0	—	0.0	(0.5)

Non-GAAP Selling and marketing	$30.5	$26.4	$121.0	$102.4

GAAP General and administrative	$36.2	$31.2	$135.5	$125.8
(-) Stock-based compensation expense and related taxes	(9.8)	(8.9)	(36.5)	(35.7)
(-) Depreciation and amortization	(0.9)	(0.8)	(3.0)	(3.0)
(-) Acquisition related transaction costs	0.0	(0.1)	(2.6)	(0.6)
(-) Change in fair value of contingent consideration	0.7	—	1.9	1.0

Non-GAAP General and administrative	$26.3	$21.4	$95.3	$87.5

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

(Unaudited) (in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income (loss)	0.0	(15.9)	13.5	2.9
Interest expense	0.5	0.1	3.5	0.5
Interest income	(0.8)	(4.8)	(5.6)	(21.4)
Provision for (benefit from) income	0.3	1.0	7.9	(1.0)
Depreciation and amortization expense	7.5	5.0	27.7	18.5

EBITDA	7.6	(14.6)	47.0	(0.5)
Stock-based compensation expense and related taxes	18.7	16.8	69.7	65.8
Change in fair value of contingent consideration	(0.7)	—	(1.9)	(1.0)
(Gain) loss from remeasurement of foreign currency	(1.0)	13.9	(7.9)	11.8
Gain on available-for-sale debt	—	—	(0.2)	—
Indirect taxes related to intercompany activity	0.9	0.5	2.5	0.7
Acquisition related transaction costs	(0.0)	0.1	2.6	0.6
Restructuring	—	—	8.7	—
Acquisition related employee retention costs	0.0	—	0.0	0.5

Adjusted EBITDA	25.4	16.7	120.6	77.9